OPPORTUNITY MANAGEMENT COMPANY, INC.
                               12904 E. Nora, Suite A
                                 Spokane, WA  99216
                              Telephone (509) 928-6545
Officers:                                         Directors:

H. E. Brazington, President                       Rudy W. Nelson
Stan E. Brazington, Secretary                     Dr. Vaughn Ransom
                                                  Vern W. Haworth
                                                  Douglas M. O'Coyne, Sr.
                                                  Elden Sorensen
                                                  C. Patrick Craigen
                                                  Dr. David W. Hanson

April 23, 1996

   RE:  NOTICE OF ANNUAL SHAREHOLDERS MEETING
 DATE:  MAY 29, 1996
 TIME:  6:00 P.M.
WHERE:  RED LION INN, I-90 & SULLIVAN ROAD, VERADALE, WA

Dear Shareholders:

     We're having our annual meeting on May 29, 1996, at the Red Lion Inn, I-90 & Sullivan Road, Veradale, WA. The no-host dinner will start at 6:00 p.m. and the annual meeting will start at 7:00 p.m. The dinner's main entre will be your choice of Fresh Salmon Filet or Chicken Oscar and the cost will be $19.00 per person including tax and gratuity. Please R.S.V.P. if you want to attend the dinner, not later than May 22, 1996, to our staff. The Pages of Harmony will provide the entertainment after the meeting.

     We have attached my President's message, our 1995 Board of Directors Annual Report and our audited Financial Statements prepared by McFarland & Alton for your review. If you should have questions regarding the Annual Report or the Audited Financial Statements, please bring them up informally with one of the board members or formally in the open portion of the agenda. Our attorney and our auditor will be present to answer your questions. If you should desire to have a specific topic discussed at the meeting, please contact the Corporate Secretary.

     The agenda for the meeting will be as follows:

     1.   President's message.
     2.   Board of Directors Annual Report.
     3.   Report on Financial Statements by our auditors.
     4.   Report on Federal Offering.
     5. The election of the Board members listed above on the letterhead for calendar year 1996 (Vote Required).
     6.   Open Agenda.


All Shareholders of record as of March 31, 1996, are entitled to vote on the above issues. In event you are unable to attend the meeting, we would request that you forward your proxy to the corporate offices prior to the meeting date pursuant to our Articles of Incorporation and By-Laws. Your vote is important. You may select any person of legal age to vote your shares. We hope to see you there!

Sincerely yours,


H. E. Brazington, President
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                                        PROXY

I certify that I am a Shareholder of record as of March 31, 1996. I am unable to attend the annual shareholders' meeting on May 29, 1996. I appoint the President, Mr. H. E. Brazington or ____________________, to vote my shares at the meeting.

Signature: ____________________________  Signature: _________________________



Print Name:____________________________  Print Name:_________________________

NOTE: The Secretary will fill in your stock certificate number and the number of shares you own if your records are not available. Please mail your Proxy to the corporate address contained in the letterhead on or before May 22, 1996, so that it will be received prior to the meeting. Thank you.

Certificate Number:____________________   Number of Shares:_____________________